040103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Traqer Corp.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Vcorp Services, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 200,000,000 Par value per share: $ 0.001 Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name / Street Address	City	State	Zip Code
1)	Bess Audrey Lipschutz 515 Ave I, Suite 3A	Brooklyn	NY	11230
2)	Shlomit C Frommer 515 Ave I, Suite 3A	Brooklyn	NY	11230

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: Farah Moiso

X ______________________
Incorporator Signature

Address	City	State	Zip Code
25 Robert Pitt Drive, Suite 204	Monsey	NY	10952

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X ______________________
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date

This form must be accompanied by appropriate fees.